Exhibit 99.1


                                                               PRESS RELEASE

                 SEACOR HOLDINGS ANNOUNCES FIRST QUARTER RESULTS


Fort Lauderdale, Florida
May 5, 2006

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the first quarter ended March 31, 2006 of $50.1 million, or $1.80 per diluted share, on operating revenues of $305.9 million. For the comparable quarter ended March 31, 2005, net income was $18.6 million, or $0.90 per diluted share, on operating revenues of $165.2 million. The results for the quarter ended March 31, 2005 do not include Seabulk International, Inc. which was acquired by the Company on July 1, 2005.

For the immediately preceding quarter ended December 31, 2005, the Company reported net income of $106.5 million, or $3.76 per diluted share, on operating revenues of $334.1 million. For the quarter ended December 31, 2005, the Company's income tax benefit included a benefit of $46.2 million, or $1.61 per diluted share, relating to the repatriation of foreign earnings under the provisions of the American Job Creation Act of 2004. In addition, the results for the fourth quarter of 2005 included a foreign currency translation gain of $10.6 million, net of tax, or $0.37 per diluted share related to the disposition of certain British Pound denominated assets.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income(1) in the first quarter was $66.1 million on operating revenues of $159.9 million compared to $54.4 million on operating revenue of $168.8 million in the preceding quarter. First quarter results included $20.6 million in gains on asset sales compared to $6.6 million in gains in the preceding quarter.

Demand for all classes of equipment remained strong throughout the quarter, particularly in the U.S. Gulf of Mexico in response to continued high levels of drilling activity and ongoing re-construction work following the hurricanes of 2005.

Operating revenues between the quarters decreased primarily as a result of fewer available vessel days by virtue of asset dispositions and a shorter quarter. Furthermore, there was less revenue from brokered vessel activity and mobilizations.

Overall fleet utilization was slightly lower in the first quarter at 85.3% compared to 88.0% in the preceding quarter. The reduction in revenue arising from the utilization change was offset by an improvement in average day rates from $7,705 per day to $8,006 per day.

MARINE TRANSPORTATION SERVICES - Operating income in the first quarter was $5.1 million on operating revenues of $37.7 million compared to operating income of $6.4 million on operating revenues of $36.6 million in the preceding quarter. The increase in operating revenues was due to increased demurrage revenue for vessels operating under contracts of affreightment and dayrate increases for two vessels operating under term contracts. Fuel and port charges climbed in the quarter by virtue of three vessels operating on voyage charters compared to two in the fourth quarter of 2005.

Operating income was lower than in the preceding quarter primarily due to expenditures related to one vessel which was drydocked following a grounding in Alaska.

INLAND RIVER SERVICES - Operating income in the first quarter was $14.8 million on operating revenues of $34.5 million compared to operating income of $18.0 million on operating revenues of $40.7 million in the preceding quarter. The decrease was primarily the result of reduced levels of barge activity compared to the preceding quarter.


-------------------------
(1) See attached schedule "OPERATING INCOME (LOSS) BY LINE OF BUSINESS" for components of operating income.

The fourth quarter of each year is typically the strongest for Inland River Services as a result of the seasonal impact of the grain harvest. In the latter half of 2005 the Company also experienced higher rates for barge movements in response to the logistical problems caused by the hurricanes.

In the corresponding quarter of 2005, Inland River Services reported operating income of $7.7 million on operating revenue of $25.5 million.

AVIATION SERVICES - Aviation Services reported an operating loss of $0.3 million for the first quarter on operating revenues of $33.5 million compared to operating income of $10.2 million on operating revenues of $38.9 million in the preceding quarter. First quarter results included $0.3 million in gains on asset sales as compared to $7.0 million of gains in the preceding quarter.

The reduction in operating revenue between quarters was primarily due to the seasonal effect of reduced hours of daylight and thus reduced available flying time together with a reduction in activity for post-hurricane support in the U.S. Gulf of Mexico. Operating expenses were only slightly lower than the preceding quarter as the Company used the time available to invest in maintenance to ready helicopters for summer flight seeing activities in Alaska and for the generally higher levels of activity in the Gulf of Mexico during the summer months.

In the corresponding quarter of 2005, Aviation Services reported an operating loss of $4.0 million on operating revenues of $23.8 million.

ENVIRONMENTAL SERVICES - Operating income in the first quarter was $2.3 million on operating revenues of $27.9 million compared to operating income of $10.4 million on operating revenues of $37.6 million in the preceding quarter. The decrease was primarily due to reduced response activity. Operating income from emergency response activities was $2.4 million on operating revenues of $5.3 million in the first quarter compared to operating income of $6.4 million on operating revenues of $12.7 million in the preceding quarter. In addition, margins for spill response activity were generally lower and retainer fees were reduced.

DERIVATIVE TRANSACTIONS - Derivative transactions, primarily consisting of interest rate swaps and foreign currency contracts, resulted in losses of $2.8 million in the first quarter as compared to losses of $0.9 million in the preceding quarter.

FOREIGN CURRENCY TRANSACTIONS - Foreign currency transaction gains were $0.2 million in the first quarter compared to gains of $16.9 million in the preceding quarter. As part of the fourth quarter repatriation of foreign earnings under the American Jobs Creation Act of 2004, the Company recognized a $16.4 million foreign currency gain relating to the revaluation of certain British Pound denominated assets. Following the payment of dividends, the subsidiaries that owned these assets were deemed to be substantially liquidated and the accumulated currency translation adjustment previously recorded in stockholders' equity was reclassified to foreign currency translation gains.

MARKETABLE SECURITY TRANSACTIONS - Marketable security and short sale transactions resulted in losses of $3.6 million in the first quarter as compared to gains of $3.0 million in the preceding quarter.

EQUITY EARNINGS - Equity in earnings of 50% or less owned companies was $6.4 million in the first quarter compared to $1.3 million in the preceding quarter. Effective March 6, 2006, the Company disposed of its interest in Maritima Mexicana S.A. de C.V., a Mexican joint venture through which it has participated in the Mexican offshore market since 1994. Equity earnings included an after-tax gain of $4.5 million in respect of the difference between the proceeds of the sale and the carrying value of the Company's equity investment.

WEIGHTED AVERAGE SHARES OUTSTANDING - Weighted average diluted shares outstanding were 28,495,296 for the quarter ended March 31, 2006 compared to 21,908,283 for the quarter ended March 31, 2005. The increase was mainly due to the issuance of 6,354,642 shares as part of the acquisition of Seabulk International, Inc. on July 1, 2005.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of March 31, 2006 consisted primarily of marine service vessels, helicopters and barges and totaled $669.0 million, of which $498.0 million is payable in 2006 and 2007, with the remaining balance payable through 2009. Of these commitments, approximately $141.0 million may be terminated without further liability other than the payment of liquidated damages of $2.5 million in the aggregate. Subsequent to the end of the quarter, the Company committed to purchase additional equipment including a barge, a supply vessel and a helicopter in the aggregate amount of $6.7 million. As of March 31, 2006 the Company held balances of Cash, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $764.6 million.

SEACOR is a global provider of marine support and transportation services, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.


This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, vessel and helicopter-related risks of Offshore Marine Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for our tanker and towing services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on inland river operations, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in inland river operations, the intense competition faced by Inland River Services, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company, our integration of the internal controls and procedures of Seabulk International, Inc. to continue our compliance with the Sarbanes-Oxley Act of 2002 and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 524-4200 ext. 820 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)


                                                                                              THREE MONTHS ENDED
                                                                                                    MARCH 31,
                                                                                           --------------------------
                                                                                               2006          2005
                                                                                           --------------------------
Operating Revenues                                                                         $     305,915 $    165,185
                                                                                           ------------- ------------

Costs and Expenses:
   Operating expenses                                                                            169,644      115,601
   Administrative and general                                                                     31,493       18,495
   Depreciation and amortization                                                                  43,260       18,282
                                                                                           ------------- ------------
                                                                                                 244,397      152,378
                                                                                           ------------- ------------

Gains on Asset Sales                                                                              20,877       13,516
                                                                                           ------------- ------------

Operating Income                                                                                  82,395       26,323
                                                                                           ------------- ------------

Other Income (Expense):
   Interest income                                                                                 7,136        3,679
   Interest expense                                                                              (14,068)      (7,591)
   Derivative loss, net                                                                           (2,812)      (1,590)
   Foreign currency transaction gains (losses), net                                                  159         (549)
   Marketable securities sale gains (losses), net                                                 (3,585)       6,234
   Other, net                                                                                         28          200
                                                                                           ------------- ------------
                                                                                                 (13,142)         383
                                                                                           ------------- ------------
Income from Continuing Operations Before Income Tax Expense, Minority
   Interest in (Income) Loss of Subsidiaries and Equity In Earnings of 50%
   or Less Owned Companies                                                                        69,253       26,706
Income Tax Expense                                                                                25,431        9,740
                                                                                           ------------- ------------
Income from Continuing Operations Before Minority Interest in (Income) Loss
   of Subsidiaries and Equity in Earnings of 50% or Less Owned Companies                          43,822       16,966
Minority Interest in (Income) Loss of Subsidiaries                                                   (83)          34
Equity in Earnings of 50% or Less Owned Companies                                                  6,369        1,617
                                                                                           ------------- -------------
Income from Continuing Operations                                                                 50,108       18,617
Loss from Discontinued Operations                                                                      -          (26)
                                                                                           ------------- -------------
Net Income                                                                                 $      50,108 $     18,591
                                                                                           ============= =============

Basic Earnings Per Common Share:
   Income from Continuing Operations                                                       $        2.02 $       1.02
   Loss from Discontinued Operations                                                                 --            --
                                                                                           ------------- ------------
   Net Income                                                                              $        2.02 $       1.02
                                                                                           ============= ============

Diluted Earnings Per Common Share:
   Income from Continuing Operations                                                       $        1.80 $       0.90
   Loss from Discontinued Operations                                                                  --           --
                                                                                           ------------- ------------
   Net Income                                                                              $        1.80 $       0.90
                                                                                           ============= ============

Weighted Average Common Shares Outstanding:
   Basic                                                                                          24,767       18,249
   Diluted                                                                                        28,495       21,908

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                   ------------------------------------------------------------------------------
                                                       MAR. 31,        DEC. 31,        SEP. 30,       JUN. 30,        MAR. 31,
                                                         2006            2005            2005           2005            2005
                                                   ---------------- --------------- -------------- -------------- ---------------
Operating Revenues                                  $      305,915   $     334,119   $    294,869   $    177,831   $     165,185
                                                   ---------------- --------------- -------------- -------------- ---------------

Costs and Expenses:
   Operating expenses                                      169,644         177,012        180,136        117,179         115,601
   Administrative and general                               31,493          36,256         31,115         19,329          18,495
   Depreciation and amortization                            43,260          44,405         46,535         18,492          18,282
                                                   ---------------- --------------- -------------- -------------- ---------------
                                                           244,397         257,673        257,786        155,000         152,378

Gains (Losses) on Asset Sales and Impairments, Net          20,877          13,575           (618)         1,812          13,516
                                                   ---------------- --------------- -------------- -------------- ---------------

Operating Income                                            82,395          90,021         36,465         24,643          26,323
                                                   ---------------- --------------- -------------- -------------- ---------------

Other Income (Expense):
   Interest income                                           7,136           6,284          4,754          4,484           3,679
   Interest expense                                        (14,068)        (16,470)       (16,541)        (7,550)         (7,591)
   Derivative loss, net                                     (2,812)           (881)        (4,425)          (178)         (1,590)
   Foreign currency transaction gains (losses),
     net                                                       159          16,895          2,436          4,401            (549)
   Marketable securities sale gains (losses), net           (3,585)          2,957         10,388          8,502           6,234
   Other, net                                                   28             176            891            440             200
                                                   ---------------- --------------- -------------- -------------- ---------------
                                                           (13,142)          8,961         (2,497)        10,099             383
                                                   ---------------- --------------- -------------- -------------- ---------------
Income from Continuing Operations Before Income
   Tax Expense (Benefit), Minority Interest in
   (Income) Loss of Subsidiaries and Equity In
   Earnings of 50% or Less Owned Companies                  69,253          98,982         33,968         34,742          26,706
Income Tax Expense (Benefit)                                25,431          (6,336)        13,894         12,448           9,740
                                                   ---------------- --------------- -------------- -------------- ---------------
Income from Continuing Operations Before Minority
   Interest in (Income) Loss of Subsidiaries and
   Equity in Earnings of 50% or Less Owned
   Companies                                                43,822         105,318         20,074         22,294          16,966
Minority Interest in (Income) Loss of Subsidiaries             (83)            (71)           223           (154)             34
Equity in Earnings of 50% or Less Owned Companies            6,369           1,250            200          2,594           1,617
                                                   ---------------- --------------- -------------- -------------- ---------------
Income from Continuing Operations                           50,108         106,497         20,497         24,734          18,617
Income (loss) from Discontinued Operations                      --              --             --            390             (26)
                                                   ---------------- --------------- -------------- -------------- ---------------
Net Income                                          $       50,108   $     106,497   $     20,497   $     25,124   $      18,591
                                                   ================ =============== ============== ============== ===============

Basic Earnings Per Common Share:
   Income from Continuing Operations                $         2.02   $        4.28   $       0.83   $       1.35   $        1.02
   Income (loss) from Discontinued Operations                   --              --             --           0.02              --
                                                   ---------------- --------------- -------------- -------------- ---------------
   Net Income                                       $         2.02   $        4.28   $       0.83   $       1.37   $        1.02
                                                   ================ =============== ============== ============== ===============

Diluted Earnings Per Common Share:
   Income from Continuing Operations                $         1.80   $        3.76   $       0.76   $       1.18   $        0.90
   Income (loss) from Discontinued Operations                   --              --             --           0.02              --
                                                   ---------------- --------------- -------------- -------------- ---------------
   Net Income                                       $         1.80   $        3.76   $       0.76   $       1.20   $        0.90
                                                   ================ =============== ============== ============== ===============

Weighted Average Common Shares Outstanding:
   Basic                                                    24,767          24,884         24,789         18,349          18,249
   Diluted                                                  28,495          28,618         28,562         21,924          21,908
Common Shares Outstanding at Period End                     25,076          24,819         25,009         18,466          18,442

                              SEACOR HOLDINGS INC.
                   OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                            (IN THOUSANDS, UNAUDITED)

                                                                                 THREE MONTHS ENDED
                                                    ---------------------------------------------------------------------------
                                                       MAR. 31,       DEC. 31,       SEP. 30,       JUN. 30,        MAR. 31,
                                                         2006           2005           2005           2005            2005
                                                    -------------- -------------- -------------- --------------- --------------
OFFSHORE MARINE SERVICES
Operating Revenues                                   $    159,852   $    168,823   $    146,842   $      84,043   $     80,350
                                                    -------------- -------------- -------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                      79,506         85,377         82,726          50,735         52,850
   Administrative and general                              11,688         12,809         11,290           8,241          7,501
   Depreciation and amortization                           23,127         22,772         25,040          10,950         10,670
                                                    -------------- -------------- -------------- --------------- --------------
                                                          114,321        120,958        119,056          69,926         71,021
                                                    -------------- -------------- -------------- --------------- --------------

Gains (Losses) on Asset Sales and Impairments, Net         20,552          6,578           (905)          1,770         12,923
                                                    -------------- -------------- -------------- --------------- --------------
Operating Income                                     $     66,083   $     54,443   $     26,881   $      15,887   $     22,252
                                                    ============== ============== ============== =============== ==============

MARINE TRANSPORTATION SERVICES
Operating Revenues                                   $     37,724   $     36,625   $     35,723              --             --
                                                    -------------- -------------- -------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                      21,471         17,677         24,692              --             --
   Administrative and general                                 964            874            705              --             --
   Depreciation and amortization                           10,185         11,641         11,663              --             --
                                                    -------------- -------------- -------------- --------------- --------------
                                                           32,620         30,192         37,060              --             --
                                                    -------------- -------------- -------------- --------------- --------------

Gains on Asset Sales                                           --             --             --              --             --
                                                    -------------- -------------- -------------- --------------- --------------
Operating Income (Loss)                              $      5,104   $      6,433   $     (1,337)             --             --
                                                    ============== ============== ============== =============== ==============

INLAND RIVER SERVICES
Operating Revenues                                   $     34,488   $     40,666   $     29,702   $      27,333   $     25,530
                                                    -------------- -------------- -------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                      15,395         18,498         17,203          16,880         14,772
   Administrative and general                                 816            691            644             570            508
   Depreciation and amortization                            3,474          3,479          3,151           2,791          2,597
                                                    -------------- -------------- -------------- --------------- --------------
                                                           19,685         22,668         20,998          20,241         17,877
                                                    -------------- -------------- -------------- --------------- --------------

Gains on Asset Sales                                           --             --             --              --             11
                                                    -------------- -------------- -------------- --------------- --------------
Operating Income                                     $     14,803   $     17,998   $      8,704   $       7,092   $      7,664
                                                    ============== ============== ============== =============== ==============

AVIATION SERVICES
Operating Revenues                                    $    33,454  $      38,856  $      43,949   $      30,949   $     23,801
                                                    -------------- -------------- -------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                      26,345         26,960         30,583          22,346         21,713
   Administrative and general                               3,494          4,571          3,579           1,858          2,581
   Depreciation and amortization                            4,254          4,199          4,212           3,940          4,066
                                                    -------------- -------------- -------------- --------------- --------------
                                                           34,093         35,730         38,374          28,144         28,360
                                                    -------------- -------------- -------------- --------------- --------------

Gains on Asset Sales                                          325          7,024            306              --            585
                                                    -------------- -------------- -------------- --------------- --------------
Operating Income (Loss)                              $       (314)  $     10,150   $      5,881   $       2,805   $     (3,974)
                                                    ============== ============== ============== =============== ==============

ENVIRONMENTAL SERVICES
Operating Revenues                                   $     27,923   $     37,583   $     27,466   $      35,635   $     35,893
                                                    -------------- -------------- -------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                      20,508         21,852         17,400          27,347         26,655
   Administrative and general                               4,405          4,669          4,546           4,177          3,811
   Depreciation and amortization                              733            664            901             778            860
                                                    -------------- -------------- -------------- --------------- --------------
                                                           25,646         27,185         22,847          32,302         31,326
                                                    -------------- -------------- -------------- --------------- --------------

Gains (Losses) on Asset Sales                                  --            (27)           (19)             42             (3)
                                                    -------------- -------------- -------------- --------------- --------------
Operating Income                                     $      2,277   $     10,371   $      4,600   $       3,375   $      4,564
                                                    ============== ============== ============== =============== ==============

                              SEACOR HOLDINGS INC.
             OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                           (IN THOUSANDS, UNAUDITED)

                                                                                THREE MONTHS ENDED
                                                    -----------------------------------------------------------------------------
                                                       MAR. 31,        DEC. 31,       SEP. 30,         JUN. 30,       MAR. 31,
                                                         2006            2005           2005             2005           2005
                                                    --------------- -------------- --------------- --------------- --------------
HARBOR AND OFFSHORE TOWING  SERVICES
Operating Revenues                                   $      12,884   $     11,949   $      11,343              --             --
                                                    --------------- -------------- --------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                        6,841          7,043           7,673              --             --
   Administrative and general                                1,604          1,663           1,333              --             --
   Depreciation and amortization                             1,259          1,303           1,226              --             --
                                                    --------------- -------------- --------------- --------------- --------------
                                                             9,704         10,009          10,232              --             --
                                                    --------------- -------------- --------------- --------------- --------------

Gains on Asset Sales                                            --             --              --              --             --
                                                    --------------- -------------- --------------- --------------- --------------
Operating Income                                     $       3,180   $      1,940   $       1,111              --             --
                                                    =============== ============== =============== =============== ==============

CORPORATE AND ELIMINATIONS
Operating Revenues                                   $        (410)  $       (383)  $        (156)  $        (129)  $       (389)
                                                    --------------- -------------- --------------- --------------- --------------
Costs and Expenses:
   Operating expenses                                         (422)          (395)           (141)           (129)          (389)
   Administrative and general                                8,522         10,979           9,018           4,483          4,094
   Depreciation and amortization                               228            347             342              33             89
                                                    --------------- -------------- --------------- --------------- --------------
                                                             8,328         10,931           9,219           4,387          3,794
                                                    --------------- -------------- --------------- --------------- --------------

Gains on Asset Sales                                            --             --              --              --             --
                                                    --------------- -------------- --------------- --------------- --------------
Operating Loss                                       $      (8,738)  $    (11,314)  $      (9,375)  $      (4,516)  $     (4,183)
                                                    =============== ============== =============== =============== ==============


                              SEACOR HOLDINGS INC.
                    SELECTED CONSOLIDATED BALANCE SHEET DATA
                            (IN THOUSANDS, UNAUDITED)

                                                  MAR. 31,           DEC. 31,        SEP. 30,         JUN. 30,          MAR. 31,
                                                    2006               2005            2005             2005              2005
                                               --------------     -------------    -------------    -------------    -------------
   Cash, Restricted Cash, Securities,
    Construction Reserve Funds, and Title
    XI Reserve Funds                           $     764,649      $    684,521     $    664,164     $    533,417     $    615,153
   Receivables                                       270,794           260,831          267,108          200,476          164,848
   Current Assets                                    900,488           839,091          867,290          664,839          689,255
   Net Property and Equipment                      1,733,757         1,759,393        1,784,083          934,213          845,386
   Total Assets                                    2,961,627         2,885,141        2,959,169        1,798,967        1,778,953
   Current Liabilities                               280,279           247,906          209,396          125,114          143,697
   Total Long-term Debt & Capital Lease
    Obligations                                      964,096           977,635        1,126,431          597,467          582,416
   Stockholders' Equity                            1,418,190         1,361,305        1,280,028          831,254          811,932






















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